Exhibit 10.1

BROKER-DEALER SERVICES AGREEMENT

between

TABERNA SECURITIES, LLC

and

COHEN BROS. & COMPANY, LLC

Dated as of April 28, 2005

BROKER-DEALER SERVICES AGREEMENT

This BROKER-DEALER SERVICES AGREEMENT (this “Agreement”), dated as of April 28, 2005, is entered into by and between COHEN BROS. & COMPANY, LLC, a Delaware limited liability company (“Cohen Bros.”), and TABERNA SECURITIES, LLC, a Delaware limited liability company (“Taberna Securities”).

WHEREAS, the parties have agreed to enter into this Agreement in order for Cohen Bros. to assist Taberna Securities from and after the date hereof, by providing to Taberna Securities certain broker-dealer services.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning ascribed to such term in the preamble hereto.

“Governmental Entity” shall mean any court, administrative or regulatory agency, entity, authority or commission or other governmental agency, entity, authority, commission or instrumentality (whether local, municipal, state, federal, national, supra-national or otherwise).

“Person” shall mean any individual, corporation, association, partnership, limited liability company, joint venture, unincorporated organization, trust, trustee, executor, administrator or other legal representative, Governmental Entity, or other entity or organization.

ARTICLE II

BROKER-DEALER SERVICES

Section 2.1 Broker-Dealer Services.

(a) Subject to the terms of this Agreement, including, but not limited to Section 3.1, Cohen Bros. shall provide, or shall cause a Cohen Bros. subsidiary to provide, to Taberna Securities certain services relating to investment activities that must be performed by a broker-dealer that is registered with the National Association of Securities Dealers, Inc. (the “NASD”). At Taberna Securities’ request, Cohen Bros. will act as the originator of investments in securities identified by Taberna Securities and approved by at least a majority of the independent trustees of the ultimate parent company of Taberna Securities, Taberna Realty Finance Trust (“Permitted Investments”). Cohen Bros. will provide services with respect to Permitted Investments that are substantially similar to the origination activities conducted by Cohen Bros. and its affiliates with respect to the trust preferred securities included in Taberna Preferred Funding I, Ltd. (the “Services”).

Section 2.2 Standard of Care. Cohen Bros. shall provide and shall cause its subsidiaries and affiliates to provide the Services exercising the same degree of care, priority and diligence as it exercises in performing the same or similar services for itself and its affiliates.

Section 2.3 Non-Exclusivity. Nothing in this Agreement shall preclude Taberna Securities from obtaining, in whole or in part, Services from its own employees or from broker-dealers other than Cohen Bros.

Section 2.4 Third-Party Services. Cohen Bros. may engage third-party investment banks to perform some or all of the Services under this Agreement.

ARTICLE III

TERM AND TERMINATION

Section 3.1 Term and Termination.

(a) This Agreement shall become effective on the date hereof and shall remain in force until notice of termination is given by Taberna Securities or Cohen Bros. pursuant to Section 3.1(b).

(b) Taberna Securities shall have the right to terminate this Agreement at any time by giving Cohen Bros. 30 days written notice thereof. Cohen Bros. shall have the right to terminate this Agreement at any time beginning 1 year after the date of this Agreement by giving Taberna Securities 30 days written notice thereof.

Section 3.2 Effect of Termination.

(a) Taberna Securities specifically agrees and acknowledges that all obligations of Cohen Bros. to provide Services shall immediately cease upon the termination of this Agreement.

(b) Upon termination of this Agreement, any books, records or files, including current or archived copies of computer files, owned by Taberna Securities and used by Cohen Bros. in connection with the provision of Services, will be returned by Cohen Bros. as soon as reasonably practicable and Cohen Bros. agrees to comply with any reasonable request for cooperation made by Taberna Securities for Cohen Bros. to assist it or a new contractor in accessing, understanding and utilizing such books, records or files; provided, however, that Cohen Bros. may make a copy, at its expense, of such books, records or files for archival purposes only.

(c) Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this Agreement: (a) the obligations of each party under Section 3.2(b) and Articles IV and V, and (b) Cohen Bros.’s right to receive the fees for the broker-dealer services provided by it hereunder pursuant to Section 4.1 below incurred prior to the effective date of termination.

ARTICLE IV

COMPENSATION

Section 4.1 Compensation. As consideration for the provision of the Services, Cohen Bros. will be entitled to retain customary origination fees paid by each issuer in respect of a Permitted Investment, up to a maximum amount of 1.5% of the gross proceeds to the issuer of such Permitted Investment.

ARTICLE V

MISCELLANEOUS

Section 5.1 Representations and Warranties of Cohen Brothers. Cohen Bros. represents and warrants that:

(a) Cohen Bros. has the requisite limited liability company power and authority to enter into this agreement and to consummate the transactions contemplated by this agreement. The execution and delivery of this agreement by Cohen Bros. and the consummation by Cohen Bros. of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Cohen Bros.

(b) Cohen Bros. is a broker-dealer registered with the NASD and possesses adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations to provide the Services.

Section 5.2 Indemnification.

(a) Indemnification by Cohen Bros. Cohen Bros. shall, to the fullest extent lawful, reimburse, indemnify and hold Taberna Securities, its officers, directors, members and employees and each other Person, if any, controlling Taberna Securities harmless for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and disbursements), in respect of or arising out of Cohen Bros.’ or any of its shareholders’, directors’, officers’, employees’, subcontractors’ or other third party’s bad faith, willful misconduct or gross negligence resulting in a material act, omission or other breach (beyond any applicable cure period) of Cohen Bros.’ obligations under this Agreement and not resulting from Cohen Bros. bad faith, willful misconduct, gross negligence or material breach (beyond any applicable cure period) of Cohen Bros.’ duties under this Agreement.

(b) Indemnification by Taberna Securities. Taberna Securities shall, to the fullest extent lawful, reimburse, indemnify and hold each of Cohen Bros., its shareholders, directors, officers and employees and each other Person, if any, controlling Cohen Bros. harmless for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and disbursements) in respect of or arising out of Cohen Bros.’ performance of the Services for Taberna Securities provided hereunder, provided that such loss was not caused by Cohen Bros.’ or any of its directors’, officers’ or employees’ bad faith, willful misconduct, gross negligence or material breach (beyond any applicable cure period) of its duties under this Agreement.

Section 5.3 Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next business day:

If to Cohen Bros., to:

Cohen Bros. & Company, LLC

1818 Market Street, 28th Floor

Philadelphia, PA 19103

Telephone: (215) 861-7800

Facsimile: (215) 861-7868

If to Taberna Securities, to:

Taberna Securities, LLC

c/o Taberna Realty Finance Trust

1818 Market Street, 28th Floor

Philadelphia, PA 19103

Telephone: (215) 861-7800

Facsimile: (215) 861-7868

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. (New York City time) and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 5.4 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.5 Headings. The table of contents and the article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Section 5.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

Section 5.8 Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS.

Section 5.9 Resolution of Disputes. All disputes arising out of or relating to this Agreement or the breach, termination or validity thereof or the parties’ performance hereunder (“Dispute”) shall be resolved as provided by this Section 5.9.

(a) Negotiation of Disputes.

(i) Any party shall give the other party written notice of any Dispute. The parties shall attempt to resolve such Dispute promptly by negotiation between executive officers who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibilities for administration of this Agreement.

(ii) Within 15 days after delivery of the notice, the party receiving the notice shall submit to the other a written response. The notice and the response shall include: (A) a statement of each party’s position and a summary of arguments supporting that position and (B) the name and title of the executive officer who will represent that party and of any other person who will accompany the executive officer during the negotiations. Within 30 days after delivery of the disputing party’s notice, the executive officers of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.

(b) Arbitration.

(i) If the Dispute has not been resolved by executive officer negotiation within 45 days of the disputing party’s notice requesting negotiation, or if the parties fail to meet within 30 days from delivery of said notice, such Dispute shall on the demand of any party, be finally settled under the Rules of Arbitration of the Center for Public Resources (“CPR”) then in effect, except as modified herein or by mutual agreement of the parties.

(ii) The arbitration shall be held in New York, New York. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language.

(iii) There shall be three arbitrators selected pursuant to the CPR rules from the CPR national and regional panels. All arbitrators shall be neutral, disinterested, independent and impartial.

(iv) In rendering an award, the arbitral tribunal shall be required to follow the substantive law of the jurisdiction designated by the parties herein. This arbitration agreement and any award rendered thereunder shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards, 1958, and the Federal Arbitration Act, 9 USC (Section) 1 et seq. The arbitral tribunal shall not be empowered to award damages in excess of compensatory damages except in the case of fraud, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute except in the case of fraud.

(v) The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties with regard to any claim or counterclaim submitted to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction thereof.

(vi) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies or to order the parties to request that a court modify or vacate any temporary or preliminary relief issued by a such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect. The parties hereby unconditionally and irrevocably submit to the non-exclusive jurisdiction of the state or federal courts located in New York, New York for the purpose of any preliminary relief in aid of arbitration, or for enforcement of any award, and hereby waive any objection to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

(c) Notwithstanding the foregoing, any Dispute regarding the following is not required to be negotiated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality, infringement, misappropriation or misuse of any intellectual property right. The parties acknowledge that their remedies at law for such a breach or threatened breach would be inadequate and, in recognition of this fact, upon such breach or threatened breach, either party, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to immediately seek or obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

Section 5.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.11 Assignment. This Agreement may not be assigned by either party without the written consent of the other party. No such assignment shall relieve either party of any of its rights and obligations hereunder.

Section 5.12 Binding Nature; Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.13 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that such restriction may be enforced to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 5.14 No Right of Setoff. Neither party hereto nor any affiliate thereof may deduct from, set off, holdback or otherwise reduce in any manner whatsoever against any amounts such Persons may owe to the other party hereto or any of it affiliates any amounts owed by such other party or its affiliates to the first party or its affiliates.

Section 5.15 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.16 Construction.

(a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (ii) the words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, references are to the articles, sections and paragraphs of this Agreement unless otherwise specified, (iii) the words “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified, (iv) the word “or” shall not be exclusive and (v) Cohen Bros. and Taberna Securities will be referred to herein individually as a “party” and collectively as “parties” (except where the context otherwise requires).

(b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(c) Any reference to any federal, state, local or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

IN WITNESS WHEREOF, the parties have caused this Broker-Dealer Services Agreement to be duly executed as of the day and year first above written.

COHEN BROS. & COMPANY, LLC

By:	/s/ Michael Shenkman
Name: Michael Shenkman
Title: Chief Financial Officer

TABERNA SECURITIES, LLC

By:	/s/ Raphael Licht
Name: Raphael Licht
Title: Secretary